UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2007 (August 30, 2007)

BlastGard International, Inc.
(Exact name of registrant as specified in charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759
(Address of principal executive offices)

(727) 592-9400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In August 2007, BlastGard International, Inc. entered into an option agreement expiring October 31, 2007 to purchase 100% of Innovative Composites, Incorporated (Innovative), a Michigan based development stage corporation doing business in the composites industry and engaged in the design, engineering and manufacturing of continuous fiber reinforced thermoplastics, utilizing patented technologies. The option agreement contemplated that we provide loans of up to $140,000 on an unsecured basis to Innovative.

On October 22, 2007, BlastGard notified Innovative that it did not intend to exercise its purchase option and demanded back its $140,000 in loans. See Exhibit 99.2.

ITEM 7.01.

REGULATION FD DISCLOSURE

On August 30, 2007, the Company issued a press release to announce the matter contained in Item 1.01.  On October 26, 2007, the Company issued a press release to announce its decision to not exercise its purchase option to acquire Innovative. A copy of the press release is attached as an exhibit hereto.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Description

10.1

Option Agreement to acquire Innovative Composites Incorporated. (Previously filed)

99.1

Press release dated August 30, 2007. (Previously filed.)

99.2

Press release dated October 26, 2007. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

Date: October 26, 2007	By:	/s/ Andrew McKinnon
Andrew McKinnon
Chief Financial Officer